                                  SCHEDULE 14C
                                 (RULE 14C-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant (X)
Filed by a Party other than the Registrant (  )

Check the appropriate box:

( )  Preliminary Information Statement           ( )  Confidential, for Use of the Commission Only
(X)  Definitive Information Statement                 as permitted by Rule 14c-6(e)(2)

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                             AXA PREMIER FUNDS TRUST

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        (Name of Registrant as Specified in Its Charter)

    -------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

(X)     No fee required.
( )     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)     Title of each class of securities to which transaction applies:

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(2)     Aggregate number of securities to which transaction applies:

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(3)      Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

--------------------------------------------------------------------------------
(4)      Proposed maximum aggregate value of transaction:

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(5)      Total fee paid:

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( )     Fee paid with preliminary materials.
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
        (1)     Amount Previously Paid:

        ------------------------------------------------------------------------
        (2)     Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
        (3)     Filing Party:

        ------------------------------------------------------------------------
        (4)     Date Filed:

            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES
                           1290 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10104

                             AXA PREMIER FUNDS TRUST

                      SUPPLEMENT DATED JUNE 1, 2003 TO THE
               PROSPECTUS AND STATEMENT OF ADDITIONAL INFORMATION
                               DATED MARCH 1, 2003
                                       AND
                              INFORMATION STATEMENT

--------------------------------------------------------------------------------

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY

This Supplement updates the above-dated Prospectus and Statement of Additional Information of AXA Premier VIP Trust ("Trust"). You may obtain an additional copy of the Prospectus or Statement of Additional Information, free of charge, by writing to the Trust at 1290 Avenue of the Americas, New York, New York 10104. In addition, the information in this document should be considered to be an Information Statement for purposes of Schedule 14C under the Securities Exchange Act of 1934, as amended. The purpose of this Supplement and Information Statement is to provide you with information about a new investment adviser for the AXA Premier International Equity Fund ("International Fund") and the AXA Premier Small/Mid Cap Growth Fund ("Small/Mid Growth Fund"), respectively.

The Equitable Life Assurance Society of the United States ("Equitable") serves as the Investment Manager and Administrator of the Trust. AXA Advisors, LLC and AXA Distributors, LLC serve as the Distributors for the Trust's shares and are located at 1290 Avenue of the Americas, New York, NY 10104. Equitable, in its capacity as the Investment Manager of the Trust, has received an exemptive order from the SEC to permit it and the Trust's Board of Trustees to select and replace investment sub-advisers for the Trust ("Advisers") and to amend the advisory agreements between Equitable and the Advisers without obtaining shareholder approval. Accordingly, Equitable is able, subject to the approval of the Trust's Board of Trustees, to appoint and replace Advisers and to amend advisory agreements without obtaining shareholder approval.

At a special meeting of the Board of Trustees of the Trust held on April 30, 2003, the Board of Trustees, including the Trustees who are not "interested persons" of the Trust, the Investment Manager, the Advisers or the Distributors (as that term is defined in the Investment Company Act of 1940, as amended) ("Independent Trustees"), unanimously approved the Investment Manager's proposal to (1) replace OppenheimerFunds, Inc. ("Oppenheimer") as an Adviser to an allocated portion of the International Fund with Marsico Capital Management, LLC ("Marsico" or "New Adviser") and (2) replace RS Investment Management LP ("RSIM") as an Adviser to an allocated portion of the Small/Mid Growth Fund with Franklin Advisers, Inc. ("Franklin" or "New Adviser"). The Investment Manager's proposal was based on its evaluation of the performance results of Oppenheimer and RSIM, in particular, the significant underperformance of their allocated portions relative to their fund's benchmark, as well as their future potential to achieve the investment goals of the International Fund and Small/Mid Growth Fund, respectively. The other current Advisers of the funds are Alliance Capital Management L.P., ("Alliance"), and Bank of Ireland Asset Management (U.S.) Limited ("Bank of Ireland") for the International Fund, and Alliance and Provident Investment Counsel, Inc. ("Provident") for the Small/Mid Growth Fund. Alliance and Bank of Ireland have each served as an Adviser to an allocated portion of its respective fund(s) since its inception and will continue to manage such portion(s) of the fund(s). Provident has served as an Adviser to an allocated portion of the Small/Mid Growth Fund since August 15, 2002 and will continue to manage its allocated portion. Equitable, in its capacity as the Investment Manager of the Trust, will continue to allocate the assets of each fund among the Advisers.

FACTORS CONSIDERED BY THE BOARD

In approving the Investment Advisory Agreement with each New Adviser, the Board of Trustees reviewed and evaluated information furnished by the Investment Manager and each New Adviser. The Board of Trustees also discussed and reviewed the terms of the proposed Investment Advisory Agreements. In addition, the Board of Trustees reviewed and evaluated certain factors, including: (i) the nature, quality and extent of the services expected to be rendered by the New Adviser to the fund; (ii) the New Adviser's investment approach, including the extent to which the New Adviser's investment style compares to, or correlates with, those of the other Advisers for the fund; (iii) the structure of the New Adviser and its ability to provide services to the fund, based on its financial condition as well as the credentials, reputation, background and investment experience of its personnel; (iv) the New Adviser's investment, stock selection and research process and its historical performance records relative to a peer group and to other benchmarks; (v) a comparison of the New Adviser's advisory fee with those of other potential advisers as well as the other Advisers for the fund and the reasonableness of such fees in light of the extent and quality of the services to be provided; and (vi) indirect costs and benefits of the New Adviser serving as an Adviser to the fund, including costs associated with the transition of assets from the prior Adviser to the New Adviser. The Board of Trustees also noted that the investment management fees payable by the affected funds would remain the same and that the affected funds' shareholders would not pay any additional advisory fees as a result of the change of Advisers. Based on its consideration and review of the foregoing information, the Board of Trustees determined that the Investment Advisory Agreement between the Investment Manager and each New Adviser with respect to its respective fund was in the best interests of the portfolio and its shareholders. As a result of the Board of Trustees' determination, effective as of the close of business on May 30, 2003, each New Adviser became an Adviser to its respective fund.

INFORMATION REGARDING THE INVESTMENT ADVISORY AGREEMENTS

The terms of the new Investment Advisory Agreement between Equitable and each New Adviser for the respective fund are substantially similar to those of the old advisory agreement between Equitable and each prior Adviser. The new Investment Advisory Agreement provides that it will remain in effect for an initial two-year term and thereafter only so long as the Board of Trustees, including a majority of the Independent Trustees, specifically approves its continuance at least annually. Each agreement can be terminated at any time, without the payment of any penalty, by the Board of Trustees, including a majority of the Independent Trustees, by the vote of a majority of the outstanding voting securities of the fund, on sixty days' written notice to Equitable and the New Adviser, or by Equitable or the New Adviser on sixty days' written notice to the Trust and the other party. The agreement also terminates automatically in the event of its assignment or in the event that the Investment Management Agreement between Equitable and the Trust is assigned or terminated for any other reason.

Each agreement also generally provides that the New Adviser will not be liable for any losses, claims, damages, liabilities or litigation incurred by Equitable or the Trust as a result of any error of judgment or mistake of law by the New Adviser with respect to the portfolio, except that nothing in the agreement limits the New Adviser's liability for all losses, claims, damages, liabilities or litigation arising out of or based on (i) any willful misconduct, bad faith, reckless disregard or gross negligence of the New Adviser in the performance of any of its duties or (ii) any untrue statement of a material fact, or any omission thereof, in the Trust's prospectus, statement of additional information, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the allocated portion of the fund advised by the New Adviser, if such statement or omission was made in reliance upon information furnished by the New Adviser to Equitable or the Trust.

INFORMATION REGARDING NEW ADVISER FOR SMALL/MID GROWTH FUND

As one of the Advisers to the Small/Mid Growth Fund, Franklin anticipates that the allocated portion of the SMID Growth Fund advised by Franklin ("Franklin Allocated Portion") generally will invest at least 80% of its net assets in equity securities of small-capitalization companies. Franklin defines small capitalization companies to be companies with market capitalizations not exceeding (i) $1.5 billion or (ii) the highest market capitalization in the Russell 2000 Index, whichever is greater, at the time of purchase. Franklin anticipates that the average number of holdings will be 100-125 in the Franklin Allocated Portion. In seeking investment opportunities, Franklin utilizes a team of analysts and portfolio managers to provide in-depth industry expertise to provide both qualitative and quantitative analysis to evaluate companies for distinct and sustainable competitive advantages, which are likely to lead to growth in earnings and/or share price. In selecting individual equity securities for the Franklin Allocated Portion, Franklin may also consider sectors that have growth potential and fast growing, innovative companies within these sectors. Consequently, the Franklin Allocated Portion, may from time to time, have significant positions in particular sectors such as electronic technology and technology services. The principal risks of investing in the Small/Mid Growth Fund are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

The day-to-day management of the Franklin Allocated Portion will be made by a team of investment professionals led by Edward B. Jamieson, Executive Vice President of Franklin. Mr. Jamieson joined Franklin Templeton Investments (predecessor of Franklin) in 1987.

For its services to the Small/Mid Growth Fund, Franklin receives an advisory fee based on the Franklin Allocated Portion as follows: 0.650% of the Franklin Allocated Portion's average daily net assets. For purposes of calculating the advisory fee payable to Franklin, net assets of the Franklin Allocated Portion will be combined with Franklin's allocated portion of AXA Premier VIP Small/Mid Cap Growth Portfolio, an affiliated fund for which Franklin also serves as an investment sub-adviser. The management fee for the Small/Mid Growth Fund will not change as a result of appointing Franklin as an Adviser to the fund. Franklin currently serves as the investment adviser to another mutual fund with a similar investment strategy to the Small/Mid Growth Fund and receives an advisory fee of 0.650% for these services.

Franklin is located at One Franklin Parkway, San Mateo, California 94403 and is a wholly-owned subsidiary of Franklin Resources, Inc. Franklin Resources, Inc. is a publicly-traded, global investment management organization, listed on the New York Stock Exchange. Together with its affiliates, Franklin manages approximately $270 billion in assets. The Board of Directors of Franklin are Martin L. Flanagan (President), Edward B. Jamieson (Executive Vice President), Harmon E. Burns (Executive Vice President), Jack H. Lemein (Executive Vice President), Chancey E. Lufkin (Executive Vice President), Christopher J. Molumphy (Executive Vice President), Rupert H. Johnson and Gregory E. Johnson.

INFORMATION REGARDING NEW ADVISER FOR INTERNATIONAL FUND

As one of the Advisers to the International Fund, Marsico anticipates that the allocated portion of the International Fund advised by Marsico ("Marsico Allocated Portion") generally will be invested in a concentrated portfolio of 35-50 equity securities of medium to large capitalization foreign companies. In seeking to provide long-term growth of capital, Marsico employs an approach that combines "top-down" economic analysis with "bottom-up" stock selection. The "top-down" approach takes into consideration such macroeconomic factors as interest rates, inflation, business inventories, capital spending activities, productivity gains, central bank policy, tax law changes and currency trends. In addition, Marsico examines such factors as the most attractive investment opportunities, industry consolidation and the sustainability of economic trends. As a result of the "top-down" analysis, Marsico identifies sectors, industries and companies that should benefit from the overall trends Marsico has observed.

Marsico then looks for individual companies with earnings growth potential that may not be recognized by the market at large. In determining whether a particular company is suitable for investment for the Marsico Allocated Portion, Marsico focuses on a number of different attributes, including the company's specific market expertise or dominance; its franchise durability and pricing power; solid fundamentals (e.g., a strong balance sheet, improving returns on equity, and the ability to generate free cash flow, apparent use of conservative accounting standards, and transparent financial disclosure); strong and ethical management; apparent commitment to shareholder interests; and reasonable valuations in the context of projected growth rates. This is called "bottom-up" stock selection. The principal risks of investing in the International Fund are listed in the Trust Prospectus under the heading "Principal Investment Risks." These risks are discussed in more detail under the heading "More About Investment Strategies & Risks" in the Trust Prospectus.

The day-to-day investments for the Marsico Allocated Portion will be made by James G. Gendelman. Mr. Gendelman joined Marsico in May 2000 as a portfolio manager, and prior to that time, served as a Vice President of International Sales for Goldman Sachs & Co. from 1987 to 2000 and as a certified public accountant for Ernst & Young from 1983 to 1985.

For its services to the International Fund, Marsico receives an advisory fee based on the Marsico Allocated Portion as follows: 0.500% of the Marsico Allocated Portion's average daily net assets. For purposes of calculating the advisory fee payable to Marsico, net assets of the Marsico Allocated Portion will be combined with Marsico's allocated portion of AXA Premier VIP International Equity Portfolio, an affiliated fund for which Marsico also serves as an investment sub-adviser. The management fee for the International Fund will not change as a result of appointing Marsico as an Adviser to the portfolio. Marsico serves as investment adviser to the Marsico International Opportunities Fund, Nations Marsico International Opportunities Fund and Nations International Opportunities Annuity, which are mutual funds that have an investment objective and policies similar to those of the International Fund. For these mutual funds, the annual advisory fee as a percentage of average daily net assets ranges from a minimum of 0.45% to a maximum of 0.85%.

Marsico, which is located at 1200 17th Street, Suite 1300, Denver, Colorado 80202, is a registered investment adviser and an indirect wholly-owned subsidiary of Bank of America Corporation. Marsico was formed in 1997 and provides investment advisory services to mutual funds and partnerships as well as separately managed accounts for individuals, corporations, charities and retirement plans. As of December 31, 2002, Marsico had approximately $14.77 billion in assets under management. The Board of Directors of Marsico are Thomas
F. Marsico (Chairman and Chief Executive Officer), Christopher J. Marsico (President), and Robert H. Gordon

                                    * * * * *

As a "series" type of mutual fund, the Trust issues separate series of shares of beneficial interest with respect to each fund. As of May 15, 2003, the Trustees and Officers of the Trust owned shares entitling them to provide voting instructions in the aggregate with respect to less than one percent of the beneficial interest of the Small/Mid Growth Fund and the International Fund, respectively. As of May 15, 2003, Equitable held of record the following shares of each of the Small/Mid Growth Fund and the International Fund.

-------------------------------------------------------------------------------------------------------------------
                                                                                                     Percent of
                   Fund                                 Shareholder                Shares Owned       Ownership
-------------------------------------------------------------------------------------------------------------------
AXA Premier International Equity Fund -    The Equitable Life Assurance Society      5,250.000         17.96%
Class C Shares                             of the United States
-------------------------------------------------------------------------------------------------------------------
AXA Premier International Equity Fund -    The Equitable Life Assurance Society     585,250.000        93.50%
Class Z Shares                             of the United States
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mid Cap Growth Fund -    The Equitable Life Assurance Society      5,250.000         12.39%
Class C Shares                             of the United States
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mic Cap Growth Fund -    The Equitable Life Assurance Society     585,250.000        84.39%
Class Z Shares                             of the United States
-------------------------------------------------------------------------------------------------------------------

The following table sets forth the shareholders, as of May 15, 2003, owning five percent or more of the outstanding securities of the Small/Mid Growth Fund or International Fund:

-------------------------------------------------------------------------------------------------------------------
                                                                                                     Percent of
                   Fund                               Shareholder                  Shares Owned      Ownership
-------------------------------------------------------------------------------------------------------------------
AXA Premier International Equity Fund -    Bear Stearns Securities Corp.            35,886.963         18.25%
Class A Shares                             Brooklyn, NY
-------------------------------------------------------------------------------------------------------------------
                                           Pershing, LLC                            53,444.548         27.18%
                                           Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier International Equity Fund -    Pershing, LLC                            38,440.862         15.51%
Class B Shares                             Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier International Equity Fund -    Pershing LLC                             15,757.910         53.90%
Class C Shares                             Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mid Cap Growth Fund -    Pershing LLC                             64,040.421         25.02%
Class A Shares                             Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mid Cap Growth Fund -    Pershing LLC                             45,409.139         12.18%
Class B Shares                             Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mid Cap Growth Fund -    First Clearing Corporation                6,216.666         14.67%
Class C Shares                             Broomall, PA
-------------------------------------------------------------------------------------------------------------------
                                           Pershing LLC                             12,964.847         30.58%
                                           Jersey City, NY
-------------------------------------------------------------------------------------------------------------------
AXA Premier Small/Mid Cap Growth Fund -    Pershing LLC                             59,769.898         8.62%
Class Z Shares                             Jersey City, NY
-------------------------------------------------------------------------------------------------------------------

           A COPY OF THE TRUST'S 2003 SEMI-ANNUAL REPORT IS ATTACHED.